Exhibit 10.3

Execution Version

FEE REDUCTION AGREEMENT

March 5, 2024

WHEREAS, pursuant to that certain Underwriting Agreement between Future Health ESG Corp., a Delaware corporation (together with any Successor (as defined herein), the “Company”), and Cantor Fitzgerald & Co., as Representative of the several Underwriters (“CF&CO”), dated as of September 9th, 2021 (as it may be amended from time to time, the “Underwriting Agreement”), the Company previously agreed to pay to Roth Capital Partners LLC (“Roth”) an aggregate cash amount of $300,000 (the “Original Roth Fee”) upon the consummation of a Business Combination, as contemplated by the final prospectus of the Company, filed with the Securities and Exchange Commission (the “SEC”) (File No. 333-258911), and dated as of September 9, 2021. Capitalized terms used herein and not defined shall have their respective meanings ascribed to such terms in the Underwriting Agreement. For the avoidance of doubt, all references to the “Company” herein shall also refer to the publicly traded surviving or successor entity to the Company following the consummation of any Business Combination (the “Successor”), and the Company shall cause any Successor to expressly assume all of the Company’s obligations to Roth under this letter agreement (this “Agreement”) upon consummation of any Business Combination.

WHEREAS, pursuant that certain Letter Agreement, dated as of September 9, 2021 (the “Insider Letter”), by and among the Company, its officers and directors and Future Health ESG Associates 1, LLC, a Delaware limited liability company (the “Sponsor”), certain transfer restrictions are imposed on the Founder Shares and Placement Warrants that are held by the Sponsor.

WHEREAS, pursuant to that certain Purchase and Sponsor Handover Agreement, attached hereto as Exhibit A and dated as of February 15, 2024 (the “Purchase Agreement”), by and among the Company, the Sponsor and BluFire Capital Limited, an Abu Dhabi private company limited by shares (the “New Sponsor”), the Sponsor agreed to sell, transfer and assign to the New Sponsor, and the New Sponsor agreed to acquire from the Sponsor, 3,020,202 Founder Shares and 3,875,000 Placement Warrants (collectively, the “SPAC Securities”), in exchange for the New Sponsor assuming the liabilities of the Company specified in the Purchase Agreement and $250,000 payable at the time the Company enters into a Business Combination, in each case, subject to CF&CO’s consent.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Roth hereby agree as follows:

1.	Consent to Transfer & Guarantee: Each of the Company and Roth hereby consents to the transfer, sale and assignment of the SPAC Securities by the Sponsor to the New Sponsor, so long as the New Sponsor guarantees the liabilities and obligations of the Company to Roth set forth herein, including, for the avoidance of doubt the payment of any Default Payment (as defined herein); and the New Sponsor hereby guarantees such liabilities and obligations.

2.	Fee Reduction: In the event that the Company consummates a Business Combination, Roth agrees that it will forfeit $200,000 of the aggregate Original Roth Fee that would otherwise be payable by the Company to Roth, pursuant to the Underwriting Agreement, resulting in a remainder of $100,000 (the “Reduced Deferred Fee”).

3.	Payment of Reduced Deferred Fee:

The Reduced Deferred Fee shall be payable by the Company to Roth in the form of either, in the Company’s sole discretion:

(a)	A certain number (as determined below) of shares (the “Roth Fee Shares”) of the publicly traded common equity securities of the resulting public entity following a Business Combination (the “New Common Stock”); or

(b)	A non-refundable cash fee of $100,000 (the “Cash Fee”), payable by the Company (or its Successor) to Roth upon the consummation of the Business Combination (the “Closing”).

To the extent the Company elects to pay a Cash Fee to Roth in satisfaction of the Reduced Deferred Fee, such Cash Fee shall be payable in U.S. dollars, free and clear of and without deduction for any and all present or future applicable taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto (with appropriate gross-up for withholding taxes) and will not be subject to reduction by way of setoff or counterclaim.

4.	Issuance of Roth Fee Shares: To the extent the Company (or its Successor) elects to pay Roth the Roth Fee Shares in satisfaction of the Reduced Deferred Fee, the Company (or its Successor) hereby agrees that, upon or immediately prior to the initial filing of the Resale Registration Statement (as defined below), the Company (or its Successor) shall issue, transfer and deliver, or cause to be issued, transferred and delivered, the Roth Fee Shares in book-entry form to Roth, by irrevocable instruction from the Company (or its Successor) to its duly appointed transfer agent for the shares of New Common Stock (the “Transfer Agent”).

The number of Roth Fee Shares to be so issued, transferred and delivered to Roth in satisfaction of the Reduced Deferred Fee shall be equal to the greater of (a) the dollar amount of the Reduced Deferred Fee (i.e., $100,000) divided by $10.00 and (b) the quotient obtained by dividing (x) the dollar amount of the Reduced Deferred Fee (i.e., $100,000) by (y) the VWAP (as defined herein) of the New Common Stock over the three (3) Trading Days immediately preceding the date of the initial filing of the Resale Registration Statement.

Any Roth Fee Shares so issued, transferred and delivered to Roth in satisfaction of the Reduced Deferred Fee shall be validly issued, fully paid and non-assessable and free and clear of all liens, encumbrances and other restrictions on the pledge, sale or other transfer of such shares of New Common Stock (including any restrictions that may arise due to contractual “lock-ups,” but excluding any restrictions that may arise due to applicable U.S. federal or state securities laws) (collectively, “Restrictions”).

5.	Registration Rights: The Company further hereby agrees that all Roth Fee Shares shall be issued, transferred and delivered to Roth with “registration rights,” enabling Roth to promptly resell, freely trade and otherwise dispose of its Roth Fee Shares (as further described below, the “Registration Rights”), which Registration Rights shall be substantially consistent with those Registration Rights received by any investor in any “public investment in private equity” (or “PIPE”) that closes substantially concurrently with the Business Combination (or if no PIPE closes in connection therewith, then substantially consistent with those Registration Rights provided to the Sponsor with respect to any of the equity securities it holds in the Company).

Pursuant to the Registration Rights, the Company hereby agrees that it (or its Successor) shall:

(a)	Prepare and, as soon as practicable, but in no event later than thirty (30) days following the Closing, file with the SEC a re-sale registration statement on Form S-1 or F-1 (or any successor form, as applicable) to register the re-sale of all of the Roth Fee Shares (the “Resale Registration Statement”);

(b)	Use its best efforts to cause the Resale Registration Statement to be declared effective by the SEC by (i) the 45th calendar day after the date of the initial filing thereof, if the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Resale Registration Statement will not be reviewed by the SEC, (ii) by the 60th calendar day after the date of the initial filing thereof, if such Resale Registration Statement is subject to review by the SEC, or (iii) in any event, no later than the 180th calendar day after the Closing;

(c)	Maintain (i) the effectiveness of the Resale Registration Statement and (ii) the authorization for quotation and listing of the New Common Stock on the Nasdaq Stock Market (or any other “national securities exchange” registered with the SEC under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), in each case, for so long as any Roth Fee Shares remain outstanding;

(d)	Not, directly or indirectly, take any action which could be reasonably expected to result in the deauthorization, delisting or suspension of the New Common Stock on the Nasdaq Stock Market (or any other “national securities exchange”);

(e)	From and after the Closing and for so long as the Resale Rights Obligations (as defined herein) shall be required to continue hereunder, (i) file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act, and (ii) otherwise meet the public reporting requirements so that, from and after the twelve (12) month anniversary of the Closing and for so long as any Roth Fee Shares held by Roth (and/or its affiliates) remain outstanding, Roth (and/or its affiliates) will be entitled to re-sell, freely trade or otherwise dispose of all of the Roth Fee Shares issuable hereunder without restriction or limitation pursuant to Rule 144 under the Act;

(f)	Upon Roth’s request, promptly (i) instruct and cause (x) its legal counsel to promptly provide the necessary “blanket” legal opinion(s) to the Transfer Agent so that such Transfer Agent may remove any “restrictive legends” from the Roth Fee Shares held by Roth (and/or its affiliates), and (y) its Transfer Agent to remove any such “restrictive legends” from the Roth Fee Shares, and (ii) take any such further action as Roth may reasonably request, in each case, to enable Roth (and/or its affiliates) to promptly resell, freely trade or otherwise dispose of the Roth Fee Shares, in reliance upon either (x) the Resale Registration Statement, or (y) from and after the twelve (12) month anniversary of the Closing, Rule 144 under the Act; and

(g)	Upon reasonable request and reasonable advance notice by Roth, deliver to Roth a written certification of a duly authorized officer as to whether it has complied with the requirements set forth in clauses (c)-(f) above

(such obligations set forth in clauses (a)-(g) above, the “Resale Rights Obligations”).

6.	Company Default: Without limiting any rights or remedies available to Roth hereunder, in the event that the Company (or its Successor) is unable to, or otherwise does not, (i) if the Company has elected to do so, pay or cause to be paid the full amount of the Cash Fee to Roth upon the Closing, or (ii) if the Cash Fee is not paid to Roth upon the Closing, (x) issue, transfer and deliver, or cause to be issued, transferred and delivered, the full amount of the Roth Fee Shares in satisfaction of the Reduced Deferred Fee to Roth, free and clear of all Restrictions, immediately prior to the initial filing of the Resale Registration Statement, (y) properly grant and enforce the Registration Rights in accordance with the requirements of this Agreement and the terms of such Registration Rights, and (z) comply in all respects with the Resale Rights Obligations, such that Roth (and/or its affiliates) are unable to promptly resell, freely trade or otherwise dispose of the Roth Fee Shares within six (6) months of the Closing, then, in each case, at the sole election of Roth made by written notice provided to the Company, the Company (or its Successor) shall promptly (but in any event within five (5) Business Days) after receipt of such notice, pay to Roth the entire amount of the Original Roth Fee (as originally set forth in the Underwriting Agreement), in cash, in an amount equal to $300,000, as originally contemplated by the Underwriting Agreement (the “Default Payment”).

7.	Other Defined Terms: For purposes of this Agreement:

(a)	“VWAP” shall mean, for the New Common Stock for a specified period, the dollar volume-weighted average price for the New Common Stock on the Principal Market, for such period, as reported by Bloomberg through its “AQR” function. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

(b)	“Principal Market” shall mean the principal “national securities exchange” on which the New Common Stock is then listed or traded.

(c)	“Trading Day” shall mean any day on which the Principal Market is open for trading (regular way), including any day on which it is open for trading (regular way) for a period of time less than the customary time.

8.	No Fees Refundable: For the avoidance of doubt, once paid or issued, no fees payable hereunder, whether in cash or New Common Stock, respectively, will be refundable under any circumstances.

9.	Further Assurances: Each of the Company and Roth will, upon request of the other, execute such other documents, instruments or agreements as may be reasonable or necessary to effectuate the agreements set forth in this Agreement.

10.	Confidentiality: This Agreement (including the terms set forth herein) is confidential, and neither this Agreement (including the terms set forth herein) nor Roth’s role in any Business Combination may be filed publicly or otherwise disclosed by the Company to any other party without Roth’s prior written consent.

11.	Termination: This Agreement will terminate automatically upon the earlier of:

(a)	the satisfaction in full of the payment of the Reduced Deferred Fee, by either: (i) the payment in full of the Cash Fee to Roth upon the Closing, or (ii) the issuance, transfer and delivery of the Roth Fee Shares to Roth, free and clear of all Restrictions, including (x) the effectiveness of the Resale Registration Statement related thereto and the continued satisfaction of the Resale Rights Obligations, (y) the removal of all restrictive legends on all Roth Fee Shares enabling Roth (and/or its affiliates) to promptly resell, freely trade or otherwise dispose of all such Roth Fee Shares, and (z) the sale by Roth (and/or its affiliates) of all of the Roth Fee Shares issuable hereunder, in each case, upon the terms and conditions set forth herein; and

(b)	The payment in full of the Default Payment.

12.	Successor: Prior to the Closing, if the agreements executed by the Company in connection therewith do not directly or indirectly provide for the assumption by the Successor of the Company’s obligations under the Underwriting Agreement, as amended by this Agreement, the Company shall cause such Successor to (x) execute and deliver to Roth a joinder agreement, in form and substance reasonably satisfactory to Roth, pursuant to which it shall join the Underwriting Agreement, as amended by this Agreement, as a signatory and a party and thus be subject to all of the terms and conditions set forth therein and herein that apply to the Company, and (y) comply with the obligations and covenants of the Company set forth therein and herein.

13.	Miscellaneous: The terms of this Agreement shall be interpreted, enforced, governed by and construed in a manner consistent with the provisions of the Underwriting Agreement. Without limiting the foregoing, Sections 10.1, 10.2, 10.3, 10.5, 10.6, 10.7, 10.8, 10.9 and 10.10 of the Underwriting Agreement are hereby incorporated by reference into this Agreement. In this Agreement, unless the context otherwise requires, the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation.” The parties agree that they have jointly participated in the drafting and negotiation of this Agreement, and in the event that any ambiguity or question of intent or interpretation of this Agreement arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

14.	Underwriting Agreement. The Underwriting Agreement, as amended by this Agreement (together with the other agreements and documents being delivered pursuant to or in connection with the Underwriting Agreement or this Agreement), constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof. Except as expressly provided in this Agreement, all of the terms and provisions in the Underwriting Agreement are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Agreement does not constitute, directly or by implication, an amendment, modification or waiver of any provision of the Underwriting Agreement, or any other right, remedy, power or privilege of any party to the Underwriting Agreement, except as expressly set forth herein. Any reference to the Underwriting Agreement in the Underwriting Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Underwriting Agreement, as amended or modified by this Agreement (or as the Underwriting Agreement may be further amended, modified or supplemented after the date hereof in accordance with the terms thereof).

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized signatory as of the date first set forth above.

ROTH CAPITAL PARTNERS LLC

By:	/s/ Nazan Akdeniz
Name:	Nazan Akdeniz
Title:	Chief Operating Officer

FUTURE HEALTH ESG CORP.

By:	/s/ Travis A. Morgan
Name:	Travis Morgan
Title:	Chief Financial Officer

Acknowledged and agreed to:

Sponsor:

FUTURE HEALTH ESG ASSOCIATES 1, LLC

By:	/s/ Travis A. Morgan
Name:	Travis Morgan
Title:	Chief Financial Officer

New Sponsor:

BLUFIRE CAPITAL LIMITED

By:	/s/ Narinder Singh
Name:	Narinder Singh
Title:	Authorized Signatory

[Signature page to Fee Reduction Agreement]